UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2013 (March 17, 2013)

EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33507	39-1515599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1806 New Britain Avenue, Farmington, CT  06032
(Address of Principal Executive Offices)        (Zip Code)

860-677-2603
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On March 17, 2013, EDAC Technologies Corporation, a Wisconsin corporation (the “Company”), GB Aero Engine LLC, a Delaware limited liability company (“Parent”), and GB Aero Engine Merger Sub Inc., a Wisconsin corporation and a wholly owned subsidiary of Parent ( “Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence a tender offer (the “Offer”) to acquire all of the outstanding shares (the “Shares”) of the Company’s common stock, par value $0.0025 per share (the “Company Common Stock”), for $17.75 per share (the “Offer Price”) net to the seller in cash, without interest.  Parent is owned by Greenbriar Equity Fund II, L.P., Greenbriar Equity Fund II-A, L.P. and Greenbriar Co-Investment Partners II, L.P. (collectively, the “Sponsor”).  The Merger Agreement has been unanimously adopted by the board of directors of the Company.

Completion of the Offer is subject to several conditions, including: (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer (the “Minimum Condition”); (ii) the expiration or termination of any applicable waiting period relating to the Offer, the Merger (as defined below) or the other transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of a material adverse effect on the Company; (iv) Parent’s satisfaction, in its reasonable discretion after consultation with outside legal counsel, that certain statutory anti-takeover provisions under the Wisconsin Business Corporation Law (the “WBCL”) will not be applicable to the Offer or the Merger (as defined below) and (iv) certain other customary conditions.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain conditions, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Parent, Purchaser, the Company or their respective subsidiaries or those Shares that are held by shareholders who properly exercise dissenters’ rights under the applicable provisions of the WBCL, to the extent applicable to the Merger) will be converted into the right to receive the Offer Price, in cash, without interest (the “Merger Consideration”).

If Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s shareholders. Otherwise, the Company intends to hold a special shareholders’ meeting to obtain shareholder approval of the Merger. Subject to the terms of the Merger Agreement, applicable law and the number of authorized but unissued shares of Company Common Stock available for issuance under the Company’s articles of incorporation (that are not otherwise reserved for issuance under the Company’s incentive equity plans), the Company has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable at or after completion of the Offer, to purchase once, in whole and not in part, additional shares of Company Common Stock from the Company (the “Top-Up Shares”) as necessary so that Parent and Purchaser own one share of Company Common Stock more than 90% of the total shares of Company Common Stock outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis.  The Top-Up Option is not exercisable unless the Minimum Condition has been satisfied and Purchaser reasonably determines that, immediately after such exercise and the issuance of the Top-Up Shares, Parent, Purchaser and their respective subsidiaries would collectively own the minimum number of shares of Company Common Stock, as necessary for Purchaser to be merged with and into the Company without obtaining the approval of the Company’s shareholders under the WBCL.  Purchaser will pay the Offer Price for each Share acquired through exercise of the Top-Up Option, with Purchaser paying the Company the aggregate par value of the Top-Up Option Shares in cash and the balance of the aggregate price, in Parent’s sole discretion, in cash or by delivery of a promissory note.

Parent, Purchaser and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants: (i) to, as promptly as practicable, effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws with respect to the Offer and the Merger; and (ii) to use reasonable best efforts to take all appropriate action to consummate and effectuate the transactions contemplated by the Merger Agreement. The Company has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to consummation of the Merger.

The Company is subject to “no-shop” restrictions that prohibit the Company or its advisors or representatives from soliciting, encouraging or facilitating alternative acquisition proposals from third parties or entering into, approving or recommending any understanding or agreement relating to any alternative proposal.  However, prior to closing of the Offer, these restrictions are subject to exceptions that allow the Company, under circumstances specified in the Merger Agreement, to provide information to and engage in discussions and negotiations with third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that such alternative proposal is, or would reasonably be expected to result in, a proposal that is more favorable to the Company’s shareholders than the Offer, and the Board determines in good faith after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under Wisconsin law.

The Merger Agreement contains certain termination rights for the Parent and the Company.  If the Merger Agreement  is terminated under specified circumstances, including, without limitation, circumstances under which the Company (after complying with the requirements of the Merger Agreement) terminates the Merger Agreement in order to enter into an agreement for an unsolicited alternative transaction that the Board has determined is a superior proposal (as defined in the Merger Agreement), or Parent terminates the Merger Agreement after the Board withdraws or qualifies or modifies in an adverse manner its recommendation of the Merger, the Company will be required to pay Parent a termination fee of $4.5 million.  In addition, if the Merger Agreement is terminated under specified circumstances and, at the time of such termination, the Company is not required to pay a termination fee to Parent, the Company will be required to reimburse Parent for the transaction expenses and costs incurred by Parent and its affiliates in connection with the Merger Agreement, up to an aggregate amount not to exceed $2.75 million. If at a later time the Company becomes obligated to pay a termination fee to Parent, the amount of any expense reimbursement previously paid by the Company to Parent will be credited against the amount of the termination fee payable by the Company.

Parent has obtained equity financing commitments from the Sponsor in an amount sufficient to capitalize Parent in an amount equal to the full amount required to pay the aggregate Offer Price and Merger Consideration and related fees and expenses and to refinance certain indebtedness of the Company.    The Sponsor has also agreed to guarantee certain obligations of Parent and Merger Sub under the Merger Agreement, on the terms and subject to the conditions set forth in a limited guarantee in favor of the Company dated March 17, 2013.

The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission by the Company or Parent.  In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1.

Voting and Support Agreement

On March 17, 2013, in connection with the Offer, Lee K. Barba, Joseph P. Lebel, Dominick A. Pagano, Glenn L. Purple, John A. Rolls, Joseph S. Ruggiero, Christopher R. Sansone and Daniel C. Tracy (together, the “Supporting Shareholders”), each solely in their capacity as shareholders of the Company, entered into a Voting and Support Agreement with Parent (the “Voting and Support Agreement”). Under the terms of the Voting and Support Agreement, the Supporting Shareholders have agreed to tender all Shares now held or hereafter acquired by them in the Offer. The Supporting Shareholders have also agreed to vote such shares in support of the Merger in the event shareholder approval is required to consummate the Merger.  The Supporting Shareholders collectively own or have beneficial ownership of (as determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”)) 1,464,906 shares of Company Common Stock, or approximately 25.3% of the currently outstanding shares of Company Common Stock.

Furthermore, each Supporting Shareholder has agreed: (i) not to exercise any of such Supporting Shareholder's vested options to purchase Shares without the prior consent of the Parent; (ii) not to enter into any agreement that would be inconsistent with or conflict with his, her or its obligations under the Voting and Support Agreement; and (iii) not to transfer or otherwise take any action that could materially restrict or otherwise affect such Supporting Stockholder’s ability to comply with the Voting and Support Agreement.

The foregoing provisions of the Voting and Support Agreement terminate at the earlier of: (i) the effective time of the Merger; (ii) termination of the Merger Agreement in accordance with its terms; or (iii) any material modification, waiver or amendment to the Merger Agreement that adversely affects the amount or form of consideration payable to the Supporting Shareholders thereunder.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, which is attached hereto as Exhibit 10.1.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 17, 2013, by and among EDAC Technologies Corporation, GB Aero Engine LLC, and GB Aero Engine Merger Sub Inc.

10.1	Voting and Support Agreement, dated March 17, 2013, by and among GB Aero Engine LLC, Lee K. Barba, Joseph P. Lebel, Dominick A. Pagano, Glenn L. Purple, John A. Rolls, Joseph S. Ruggiero, Christopher R. Sansone and Daniel C. Tracy.

Important Additional Information

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for the shares of the Company has not commenced. Shareholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that shareholders should consider before making any decision regarding the tender of their shares. At the time the offer is commenced, Parent and Purchaser will file tender offer materials with the SEC and the Company will file a Solicitation/Recommendation Statement with respect to the Offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the Offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/ Recommendation Statement, will be made available to all shareholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from Parent.

In addition to the Solicitation/Recommendation Statement with respect to the Offer, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information filed by the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by or that include the words “future”, “anticipate”, “potential”, “believe”, “may”, “could”, “would”, “might”, “possible”, “will”, “should”, “expect” or other terms of similar meaning, are forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Offer and Merger; uncertainties as to how many Company shareholders will tender their shares in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors, other business partners or governmental entities; other business effects, including effects of industry, economic or political conditions outside of the Company’s control; transaction costs; as well as risks discussed from time to time in the Company’s public disclosure filings with the SEC, including its most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and in its subsequently filed SEC reports, as well as the tender offer documents to be filed by Parent and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer. The information contained in this report is as of March 17, 2013. The Company disclaims any intent or obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION

Date:  March 19, 2013                                                                           By: /s/ Glenn L. Purple
      Vice President-Finance and Chief
       Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 17, 2013, by and among EDAC Technologies Corporation, GB Aero Engine LLC, and GB Aero Engine Merger Sub Inc.

10.1	Voting and Support Agreement, dated March 17, 2013, by and among GB Aero Engine LLC, Lee K. Barba, Joseph P. Lebel, Dominick A. Pagano, Glenn L. Purple, John A. Rolls, Joseph S. Ruggiero, Christopher R. Sansone and Daniel C. Tracy.